Exhibit 3.3

THE COMPANIES LAW (AS AMENDED)

EXEMPTEDD COMPANY LIMITED BY SHARES

AMENED AND RESTATED ARTICLES OF ASSOCIATION

OF

CHINA ECO-MATERIALS GROUP CO. LIMITED

中国环保新材集团有限公司

(as adopted by a Special Resolution on 10 September 2019)

PRELIMINARY & INTERPRETATION

1.	In these Articles, Table ‘A’ of the Companies Law (as amended) does not apply and the following words and expressions shall bear the meanings set out below, if not inconsistent with the subject or context:

(i)	“Articles” means these amended and restated Articles of Association of the Company as originally hereby framed, or as from time to time altered by special resolution;

(ii)	“Board of Directors” means the Company’s management body provided for in the Law and these Articles;

(iii)	“Company” means China Eco-Materials Group Co. Limited 中国环保新材集团有限公司;

(iv)	“Debenture” means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not;

(v)	“Directors” means the persons for the time being occupying the position of Directors or any of them;

(vi)	“Dividend” includes bonus;

(vii)	“Holder” means, in relation to registered shares, the member whose name is entered in the register of members as the holder of those shares;

(viii)	“Law” means the Companies Law of the Cayman Islands including any statutory modification or re-enactment thereof for the time being in force;

(ix)	“Member” shall bear the meaning ascribed to it in Section 38 of the Law;

(x)	“Memorandum of Association” means the Amended and Restated Memorandum of Association of the Company, as amended and restated from time to time;

(xi)	“Month” means calendar month;

(xii)	“Paid-up” means paid-up and/or credited as paid up;

(xiii)	“Register” means the register of members required to be kept by Section 40 of the Law;

(xiv)	“Registered office” means the registered office for the time being of the Company;

(xv)	“Seal” means the common seal of the Company or any facsimile thereof;

(xvi)	“Secretary” means the secretary of the Company or any person appointed to perform the duties of the secretary of the Company, including an assistant secretary;

(xvii)	“Shares” means shares in the capital of the Company, including a fraction of any of them and “Share” means any one of them;

(xviii)	“Special Resolution” has the meaning assigned to it in Section 60 of the Law;

(xix)	“Written” and “In writing” includes all modes of representing or reproducing words in visible form.

Words importing the singular only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender and words importing natural persons shall include also corporations. The headings in these Articles are for convenience only and shall be ignored in construing the language or meaning of the Articles.

COMMENCEMENT OF BUSINESS

2.	The business of the Company may be commenced as soon after incorporation as the Board of Directors or the subscribers to the Memorandum of Association shall see fit, notwithstanding that part only of the shares may have been allotted.

SHARES

3.	Subject to these Articles, all Shares for the time being unissued shall be under the control of the Directors who may, in their absolute discretion and without the approval of the Members, cause the Company to:

(a)	Issue, allot and dispose of Shares (including, without limitation, preferred shares) (whether in certificated form or non-certificated form) to such persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine;

(b)	Grant rights over Shares or other securities to be issued in one or more classes or series as they deem necessary or appropriate and determine the designations, powers, preferences, privileges and other rights attaching to such Shares or securities, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers, preferences, privileges and rights associated with the then issued and outstanding Shares, at such times and on such other terms as they think proper; and

(c)	Grant options with respect to Shares and issue warrants or similar instruments with respect thereto.

4.	The Directors may authorise the division of Shares into any number of classes and the different classes shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different classes (if any) may be fixed and determined by the Directors or by an Ordinary Resolution. The Directors may issue Shares with such preferred or other rights, all or any of which may be greater than the rights of Ordinary Shares, at such time and on such terms as they may think appropriate. The Directors may issue from time to time, out of the authorised share capital of the Company (other than the authorised but unissued Ordinary Shares), series of preferred shares in their absolute discretion and without approval of the Members; provided, however, before any preferred shares of any such series are issued, the Directors shall by resolution of Directors determine, with respect to any series of preferred shares, the terms and rights of that series, including:

(a)	The designation of such series, the number of preferred shares to constitute such series and the subscription price thereof if different from the par value thereof;

(b)	Whether the preferred shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

(c)	The dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class or any other series of shares;

(d)	Whether the preferred shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

(e)	Whether the preferred shares of such series shall have any rights to receive any part of the assets available for distribution amongst the Members upon the liquidation of the Company, and, if so, the terms of such liquidation preference, and the relation which such liquidation preference shall bear to the entitlements of the holders of shares of any other class or any other series of shares;

(f)	Whether the preferred shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preferred shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g)	Whether the preferred shares of such series shall be convertible into, or exchangeable for, shares of any other class or any other series of preferred shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h)	The limitations and restrictions, if any, to be effective while any preferred shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing shares or shares of any other class of shares or any other series of preferred shares;

(i)	The conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional shares, including additional shares of such series or of any other class of shares or any other series of preferred shares; and

(j)	Any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof; and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued.

5.	If at any time the share capital is divided into different classes of shares, unless otherwise provided by the terms of issue of the shares, the rights attached to such class may be varied, including in any manner so as to adversely affect the holders of the shares of such class, with the consent in writing of all of the holders of the issued shares of that class, or with the sanction of an ordinary resolution passed at a separate general meeting of the holders of the shares of the class. The provisions of these Articles relating to general meetings shall, mutatis mutandis apply to every such separate general meeting, but so that the necessary quorum shall be one or more persons together at least holding or representing by proxy one-third of the issued shares of that class and that any holder of shares of the class present in person or by proxy may demand a poll.

6.	Every person whose name is entered as a member in the register of members shall without payment, be entitled to a certificate under the seal of the Company specifying the share or shares held by him and the amount paid up thereon, provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more that one certificate, and delivery of a certificate for a share to one of several joint shareholders shall be sufficient delivery to all.

7.	If a share certificate is defaced, lost or destroyed it may be renewed on payment of such fee, if any, and on such terms if any, as to evidence and obligations to indemnify the Company as the Company’s Board of Directors may determine.

REDEMPTION AND PURCHASE OF OWN SHARES

8.	a)	Subject to the provision of the Law, the Company may

(i)	issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or the holder;

(ii)	purchase its own shares (including any redeemable shares); and

(iii)	make a payment in respect of the redemption or purchase of its own shares otherwise than out of profits or the proceeds of a fresh issue of shares.

b)	A share which is liable to be redeemed may be redeemed by either the Company or the Holder giving to the other not less than Thirty days notice in writing of the intention to redeem such shares specifying the date of such redemption which must be a day on which banks in the Cayman Islands are open for business.

c)	The amount payable on such redemption on each share so redeemed shall be the amount determined by the Board of Directors as being the fair value thereof as between a willing buyer and a willing seller.

d)	Any share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

e)	Where the Company has agreed to purchase any share from a member, it shall give notice to all other members of the Company specifying the number and class of shares proposed to be purchased, the name and address of the seller, the price to be paid therefor and the portion (if any) of that price which is being paid out of capital. Such notice shall also specify a date (being not less than Thirty days after the date of the notice) on which the purchase is to be effected and shall invite members (other than the seller) to intimate any objections to the proposed purchase to the Company before that date. If no objections have been received before the date specified in the notice the Company shall be entitled to proceed with the purchase upon the terms specified therein. If any objection is received prior to the specified date, the Board of Directors may either decline to proceed with the purchase or convene a general meeting of the Company to consider and, if thought fit, approve the terms of the proposed purchase.

f)	The redemption or purchase of any share shall not be deemed to give rise to the redemption or purchase of any other share.

g)	At the date specified in the notice of redemption or purchase, the holder of the shares being redeemed or purchased shall be bound to deliver up to the Company at its registered office the certificate thereof for cancellation and thereupon the Company shall pay to him the redemption or purchase monies in respect thereof.

h)	The Board of Directors may when making payments in respect of redemption or purchase of shares in accordance with the provisions of this Regulation, if authorised by the terms of issue of the shares being redeemed or purchased or with the agreement of the holder of such shares, make such payment either in cash or in specie.

LIEN

9.	The Company shall have a lien on every share (not being a fully paid share) for all moneys (whether) presently payable or not) called or payable at a fixed time in respect of that share, and the company shall also have a lien on all shares (other than fully paid up shares) standing registered in the name of a single person for all moneys presently payable by him or his estate to the Company; but the Board of Directors may at any time declare any share to be wholly or in part exempt from the provisions of this regulation. The Company’s lien, if any, on a share shall extend to all dividends payable thereon.

10.	The Company may sell, in such manner as the Board of Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing demanding payment of such part of the amount in respect of which the lien exists as is presently payable has been given to the registered holder for the time being of the share, or the persons entitled thereto by reason of the registered holder’s death or bankruptcy.

11.	To give effect to any such sale, the Board of Directors may authorize such person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

12.	The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale.

CALLS ON SHARES

13.	The Board of Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares and each member shall (subject to receiving at least fourteen days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on his shares.

14.	The joint holders of a share shall be jointly and severally liable to pay calls in respect thereof.

15.	If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum at the rate of 10% per annum from the day appointed for the payment thereof to the time of the actual payment, but the Board of Directors shall be at liberty to waive payment of the interest wholly or in part.

16.	The provisions of these Articles as to the liability of joint holders and as to the payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the amount of the share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

17.	The Board of Directors may make arrangements on the issue of shares for a difference between the holders in the amount of calls to be paid and in the times of payment.

18.	The Board of Directors may, if they think fit, receive from any member willing to advance the same, all, or any part of the moneys uncalled and unpaid upon any shares held by him; and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding, without the sanction of the Company by resolution of its members, six percent per annum) as may be agreed upon between the member paying the sum in advance and the Board of Directors.

TRANSFER AND TRANSMISSION OF SHARES

19.	The instrument of transfer of any share or fraction of a share shall be in writing and shall be executed by or on behalf of the transferor and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the Register of Members in respect thereof. In the case of a share registered in the joint names of two or more members, unless the joint holders have delivered to the Company an instrument in writing, executed by each of them, expressly referring to this article and stating that this article shall not apply to the share registered in their names, any one joint holder shall have power to execute an instrument of transfer for and on behalf of himself and all joint holders, and each joint holder of a share shall be the attorney-in-fact for the other joint holder of a share with full power and authority to do and perform all and every act and thing whatsoever with respect to the shares jointly held.

20.	Shares shall be transferred in the following form, or in any other form approved by the Board of Directors:

I ______________ of ____________________________ in consideration of the sum of ______________ paid to me by ______________ of ______________ (hereinafter called “the transferee”) do hereby transfer to the transferee the share (or shares) numbered in the undertaking called the ______________ to hold unto the said transferee, subject to the several conditions on which I hold the same; and I, the said transferee, do hereby agree to take the said share (or shares) subject to the conditions aforesaid.

As witness our hand the ____ day of ______________ 20____

Witness to the signatures

21.	The Board of Directors may decline to register any transfer of shares to a person of whom they do not approve, and may also decline to register any transfer of shares on which the Company has a lien. The Board of Directors may also suspend the registration of transfers during the fourteen days immediately preceding a general meeting of the Company or of a meeting of the holders of a class of shares. Notwithstanding anything to the contrary herein, the Board of Directors may decline to recognize any transfer, and such transfer will not be effective, unless the instrument of transfer is accompanied by a certificate of the shares to which it relates, and such other evidence as the Board of Directors may reasonably require to show the right of the transferor to make the transfer. If the Board of Directors refuse to register a transfer of any shares they shall, within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

22.	The legal personal representative of a deceased sole holder of a share shall be the only person recognized by the Company as having any title to the share. In the case of a share registered in the names of two or more holders, the survivor or survivors, or the legal personal representatives of the deceased survivor, shall be the only persons recognized by the Company as having any title to the share.

23.	A person entitled to a share in consequence of the death or bankruptcy of a member (or in any other way than by transfer) shall upon such evidence being produced as may from time to time be properly required by the Board of Directors, have the right either to be registered as a member in respect of the share, or instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made; but the Board of Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the deceased or bankrupt person before the death or bankruptcy.

24.	If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

25.	A person becoming entitled to a share by reason of the death or bankruptcy of the member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the holder except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the company PROVIDED HOWEVER that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

FORFEITURE OF SHARES

26.	If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Board of Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as remains unpaid, together with any interest which may have accrued and all expenses that have been incurred by the Company by reason of such non-payment.

27.	Such notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment, at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

28.	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

29.	A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Board of Directors think fit, and at any time before the sale or disposition the forfeiture may be cancelled on such terms as the Board of Directors think fit.

30.	A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company receives payment in full of the nominal amount of the shares, and any premium due in respect of their issue.

31.	A declaration in writing under the hand of a Director or the Secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

32.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a share becomes payable at a fixed time, whether on account of the nominal amount of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

ALTERATION OF CAPITAL

33.	The Company may from time to time by ordinary resolution of its members increase its authorized share capital by such sum, to be divided into shares or fractions of a share of such amount, as the resolution shall prescribe.

34.	The new shares shall be subject to the same provisions with reference to the payment of calls lien transfer, transmission, forfeiture and otherwise as the shares in the same class in the original share capital.

35.	The Company may by ordinary resolution of its members:

(a)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)	sub-divide its existing shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association, subject nevertheless to the provisions of section 13 of the Law;

(c)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

36.	The Company may by special resolution reduce its share capital and any capital redemption reserve fund in any manner and with, and subject to, any incident authorized and consent required by Law.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

37.	For the purpose of determining those Members that are entitled to receive notice of, attend or vote at any meeting of Members or any adjournment thereof, or those Members that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Member for any other purpose, the Directors may provide that the register of members of the Company shall be closed for transfers for a stated period but not to exceed in any case 40 days. If the register of members of the Company shall be so closed for the purpose of determining those Members that are entitled to receive notice of, attend or vote at a meeting of Members such register shall be so closed for at least 10 days immediately preceding such meeting and the record date for such determination shall be the first day of the closure of the register of members of the Company.

In lieu of or apart from closing the register of members of the Company, the Directors may fix in advance a date as the record date for any such determination of those Members that are entitled to receive notice of, attend or vote at a meeting of the Members and for the purpose of determining those Members that are entitled to receive payment of any dividend the Directors may fix the record date which is date of the resolution of the Directors or Members declaring such dividend or any date within 90 days prior to the resolution of the Directors or Members declaring such dividend is adopted.

If the register of members of the Company is not so closed and no record date is fixed for the determination of those Members that are entitled to receive notice of, attend or vote at a meeting of Members or those Members that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of those Members that are entitled to receive notice of, attend or vote at a meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

GENERAL MEETINGS

38.	An annual general meeting shall be held once every year at such time (not being more than fifteen months after the holding of the last preceding general meeting) and place as may be prescribed by a resolution of the members, or, in default thereof, by a resolution of the Board of Directors, except that if the Company be registered as an exempted company then no such annual general meeting shall be required. The Board of Directors may, whenever they think fit convene a general meeting.

39.	General meetings shall also be convened on the written requisition, duly signed, of any holder or holders of not less than one-third of the issued voting shares deposited at the registered office of the Company specifying the objects of the meeting. If the Board of Directors do not within twenty-one days from the date of the deposit of the requisition proceed to convene the meeting, the requisitionist(s) may convene the general meeting in the same manner, as nearly as possible, as that in which meetings may be convened by the Board of Directors, and all reasonable expenses incurred shall be borne by the Company, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said twenty-one days.

40.	If at any time there are no Directors of the Company any holder or holders of not less than ten percent of the issued voting shares may convene a general meeting in the same manner, as nearly as possible, as that in which meetings may be convened by the Board of Directors, and all reasonable expenses incurred shall be borne by the Company.

NOTICE OF GENERAL MEETINGS

41.	Notice of any general meeting shall be given at least seven days before such meeting is scheduled to take place (exclusive of the day on which the notice is served or deemed to be served, but inclusive of the day for which notice is given). Such notice shall specify the place, the day and the hour of the meeting and, in the case of special business, the general nature of that business and shall be given in the manner hereinafter provided, or in such other manner (if any) as may be prescribed by the Company in general meetings, to such persons as are, under the Articles of the Company, entitled to receive such notices from the Company. With the consent of all the members entitled to receive notice of any particular meeting, that meeting may be convened by such shorter notice and it such manner as those members may agree.

42.	Notwithstanding any other provision contained herein, the accidental omission to give notice of a meeting to, or the non-receipt of a notice of a meeting by, any member shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

43.	Except as herein otherwise provided, no business shall be transacted at any general meeting unless a quorum of members is present at the time that the meeting proceeds to do business. The presence in person or by proxy of the holders of one-third of the issued voting shares of the Company entitled to vote shall constitute a quorum for the transaction of business. The shareholders present at a meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

44.	If, within half an hour from the time appointed for the meeting, a quorum is not present, such meeting shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the members present shall be deemed to constitute a quorum.

45.	All business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, the ordinary report of the Board of Directors and auditors, the appointment and removal of Directors, and the fixing of the remuneration of the Directors and auditors. No special business shall be transacted at any general meeting without the consent of all members entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

46.	The chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company.

47.	If there is no such chairman, or if at any meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the members present shall choose one of their number to be chairman.

48.	The chairman may, with the consent of any meeting at which a quorum is present, (and shall if so directed by an ordinary resolution of the members) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for fourteen days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at any adjourned meeting.

49.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is demanded (before or on the declaration of the result of the show of hands) by at least three members present in person or by proxy entitled to vote or by one member or two members so present and entitled, if that member or those two members together hold not less than fifteen percent of the paid up capital of the Company. Unless a poll is demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company shall be conclusive evidence of the fact, without proof of the number of that proportion of the votes recorded in favour of, or against, that resolution.

50.	If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

51.	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

52.	A poll demanded on the election of a chairman or on a question of adjournment shall be take forthwith A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

VOTES OF MEMBERS

53.	Every member, present in person or by proxy, shall have one vote for each share of which he is entitled to vote. Except as otherwise required by these Articles or by the Law, the affirmative vote of the holders of a majority of shares, present in person or by proxy, is required to adopt any shareholder’s resolution.

54.	In the case of joint holders of shares, the vote of the senior who tenders a vote whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holder; and for this purpose seniority shall be determined by the order in which the names stand in the register of members.

55.	A holder of shares of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, or the person in the nature of a committee appointed by that court, and any such committee or other person, may on a poll, vote by proxy.

56.	No holder of shares shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

57.	On a poll or on a show of hands votes may be given either personally or by proxy.

58.	a)	The instrument appointing a proxy shall be in writing under the hand of the appointor or his attorney duly authorized in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorized. A proxy need not be a member of the Company.

b)	The instrument appointing the proxy and the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of the power of attorney or other authority, shall be deposited at the registered office of the Company not less than twenty-four hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, and in default the instrument of proxy shall be treated as valid or invalid at the discretion of the chairman.

c)	An instrument appointing a proxy may be in the following form or any other common form:

I __________________________, of___________________________being a member of the above named Company hereby appoint_________________of___________________as my proxy, to vote for me and on my behalf at the (ordinary or extraordinary, as the case may be) general meeting of the Company to be held on the_________________________day of_______________20    and at any adjournment thereof.

d)	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

59.	Any corporation which is a member of the Company may by resolution of its Board of Directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

60.	Any share of its own capital belonging to the Company or held on its behalf shall not be voted directly or indirectly at any meeting and shall not be counted in determining the total number of issued shares at any time.

WAIVER OF NOTICE AND CONSENTS

61.	(a)	The transactions of any meeting of members however called and whenever held, are as valid as though made at a meeting duly held after regular notice if each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting, or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the Company’s records.

(b)	Any action of the members may be taken without a meeting, and without prior notice, if a resolution in writing is signed by all the members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorised representatives); such written resolution shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held and may be in one or more instruments each signed by one or more of the members aforesaid, the effective date of the resolution so adopted being the date on which the instrument or the last of such instruments (if more than one) is executed.

(c)	Any action of the Directors, or alternate Directors, may be taken without a meeting, and without prior notice, if written consent, setting forth the action to be taken, is signed by all the Directors of the Company.

DIRECTORS

62.	There shall be a Board of Directors of the Company consisting of one or more Directors. The initial Board of Directors shall be determined in writing by the subscriber(s) to the Memorandum of Association.

63.	Subject to the provisions of these Articles, a Director shall hold office until such time as he is disqualified, replaced or removed from office by an ordinary resolution of the Company in general meeting.

64.	The Company in general meeting may from time to time fix the maximum and minimum number of Directors to be appointed but unless such number is fixed as aforesaid the number of Directors shall be unlimited.

65.	The Board of Directors shall have power at any time and from time to time to appoint a person as Director, either as a result of a casual vacancy or as an additional Director, subject to the maximum number (if any) imposed by the Company in general meeting.

66.	The Directors shall be entitled to such remuneration as the Board of Directors may by resolution determine and, unless the resolution provides otherwise, the remuneration shall be deemed to accrue from day to day and such remuneration shall be divided between the Directors in such proportions and manner as the Board of Directors may unanimously determine or in default of such determination equally, except that any Director holding office for less than a year or other period for which remuneration is paid shall rank in such division in proportion to the fraction of such year or other period during which he has held office. Any Director who, at the request of the Directors, performs special services or goes or resides abroad for any purpose of the Company may receive such extra remuneration by way of salary, commission or participation in profits, or partly in one way and partly in another, as the Board of Directors may determine. The Directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors or general meetings or separate meetings of the shareholders or otherwise in connection with the discharge of their duties.

67.	A Director shall not be required to hold any share qualification but shall nevertheless be entitled to attend and speak at any general meeting of the Company or at any separate meeting of the holders of any class of shares of the Company.

68.	Any corporation which is a Director of the Company may by resolution of its Board of Directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Board of Directors of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Director of the Company.

POWERS AND DUTIES OF DIRECTORS

69.	The business of the Company shall be managed by the Board of Directors, who may pay all expenses incurred in organizing and registering the Company and may exercise all such powers of the Company as are not, by the Law or these Articles, required to be exercised by the Company by resolution of its members; but no regulation made by the Company by resolution of its members shall invalidate any prior act of the Board of Directors which would have been valid if that regulation had not been made.

70.	The Board of Directors may, from time to time, provide for the management of the affairs of the Company in such manner as they think fit. The Board of Directors may from time to time:

(i)	appoint one or more of their body to the office of managing Director for such term and at such remuneration (whether by way of salary or commission or participation in profits, or partly in one way and partly in another) as they may think fit; his appointment shall be subject to termination ipso facto if he ceases for any cause to be a Director, or if the Company in a general meeting resolves that his tenure of the office of managing Director be terminated;

(ii)	appoint a manager for the Company for such term and for such remuneration (whether by way of fees, commissions or participation in profits or gains, or partly in one way and partly in another and including reimbursement of all costs and charges paid or payable on behalf of the Company in connection with its formation and otherwise) and subject to such other terms and conditions as they may think fit. The Board of Directors may, to the extent permitted by the Law and these Articles delegate (whether by contract or otherwise) such powers and duties to the said managing Director and or manager as they may think fit. The Board of Directors may from time to time appoint such secretary, officers, agents, legal counsel, investment advisors and other professional advisors or administrators as they deems necessary, appropriate or advisable.

71.	The Directors shall appoint the Company Secretary (and if need be an Assistant Secretary or Assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit, provided however that no person who is the sole Director of the Company shall be appointed or hold office as Secretary. Any Secretary or Assistant Secretary so appointed by the Directors may be removed by the Directors.

72.	The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may imposed on it by the Directors.

73.	The Board of Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

74.	A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Board of Directors. A general notice given to the Board of Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in a contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may not vote in respect of any contract or proposed contract or arrangement that he may be interested therein but he may be counted in the quorum at any meeting of the Board of Directors at which such contract or proposed contract or arrangement shall come before the meeting for consideration.

75.	A Director or alternate Director of the Company may be or become a Director or other Officer of or otherwise interested in any Company promoted by the Company or in which the Company may be interested in a shareholder or otherwise and no such Director or Alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director or Officer of, or from his interest in, such other Company.

76.	A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Board of Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or contract arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged.

77.	The Board of Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Board of Directors;

(b)	of the names of the Directors present at each meeting of the Board of Directors and of any committee of the Directors;

(c)	of all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors signed by the chairman of the meeting.

DISQUALIFICATION AND REMOVAL OF DIRECTORS

78.	The office of Director shall be vacated, if the Director:

(a)	becomes bankrupt or makes any arrangement or composition with his creditors; or

(b)	is found to be or becomes of unsound mind; or

(c)	resigns his office by notice in writing to the Company; or

(d)	is replaced or removed from office by an ordinary resolution duly passed by the Company in general meeting

PROCEEDINGS OF DIRECTORS

79.	The Directors may meet together (either within or without the Cayman Islands) for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings, as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall have a second or casting vote. A Director may, and the secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

80.	The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed, it shall be the majority of the Director. A Director represented by proxy or by an Alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

81.	A Director or Directors may participate in any meeting of the Board, or of any committee appointed by the Board of which such Director or Directors are members, by means of telephone or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

82.	When the Directors (being in number at least a quorum) sign the minutes of a meeting of the Directors the same shall be deemed to have been duly held notwithstanding that the Directors have not actually come together or that there may have been a technical defect in the proceedings. A resolution signed by all such Directors shall be as valid and effectual as if it had been passed at a meeting of the Board of Directors duly called and constituted. The minutes or resolution may be in one or more instruments each signed by one or more of the Directors.

83.	The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to the Articles of the Company as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

84.	The Board of Directors may elect a chairman of their meeting and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their member to be chairman of the meeting.

85.	A committee appointed by the Board of Directors may elect a chairman of its meetings or may have the Board of Director appoint a chairman of such committee; if no such chairman is elected or appointed, or if at any meeting the chairman is not present within five minutes, after the time appointed for holding the same, the members present may choose one of their member to be chairman of the meeting.

86.	A committee appointed by the Board of Directors may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present and in case of an equality of votes the chairman shall have a second or casting vote.

87.	All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

PRESUMPTION OF ASSENT

88.	A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

ALTERNATE DIRECTOR

89.	Any Director may from time to time in writing appoint any person to be his alternate Director to act in his place at any meeting of the Board of Directors at which he is unable to be present. The appointee, while he holds office as an alternate Director, shall be entitled to call and attend and vote at any meeting which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director without limitation, but shall not be entitled to any remuneration from the Company otherwise than out of the remuneration of the Director appointing him, as may be agreed between the said Director and the appointee. Any appointment so made may be revoked at any time by the appointor. Any appointment, or revocation by the appointor, made under this article shall be in writing, and notice in writing shall be given to the registered office or to some other place as the Company may determine from time to time.

90.	Any Director may appoint any person, whether or not a Director of the Company, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in the form set out below or any other common form and must be lodged with the chairman of the meeting of Board of Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting.

I _________________________, of___________________________being a Director of the above Company hereby appoint_________________of___________________as my proxy and on my behalf to attend vote at and to do all acts and things which I could personally have done at a meeting of the Board of Directors of the said Company to be held on the_________________________day of_______________20_____and at any adjournments thereof.

Date:
Signature of Director

INDEMNITY

91.	The Directors and Officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, expenses and damages which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own willful misfeasance, bad faith, negligence or reckless disregard, or default of their duties respectively and no such Director, Officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director, Officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the wilful misfeasance, bad faith, negligence or reckless disregard or default of such Director, Officer of trustee.

DIVIDENDS AND DISTRIBUTIONS

92.	a)	The Company in general meeting may declare dividends, but no dividend shall exceed the amount recommended by the Board of Directors.

b)	The Board of Directors may from time to time pay such interim dividends, or make such distributions out of the Company’s share premium account, as appear to the Board of Directors to be justified.

c)	Dividends may be paid out of profits or if the Board of Directors so determine dividends or distributions may be made to members out of the share premium account in accordance with the provisions of the Law.

d)	Subject to special rights if any, all dividends shall be declared and paid or distributions made in proportion to the amount paid up on each share.

93.	The Board of Directors, may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Board of Directors, be applicable for meeting contingencies, or for equalizing dividends, or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Board of Directors may from time to time think fit.

94.	If several persons are registered as joint holders of any share, any one of them may give effectual receipt for any dividend or other moneys payable on or in respect of the share.

95.	The Board of Directors may deduct from any dividend payable or distribution to be made to any member all sums of money (if any) presently payable by him to the Company on account of calls in relation to the shares or otherwise of the Company. Any general meeting declaring a dividend may direct payment of such dividend wholly or partly by distribution of specific assets and in particular of paid up shares, debentures or debenture stock of any other company or in any one or more of such ways, and the Board of Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Board of Directors may settle the same as they think expedient, and in particular may issue fractional shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the basis of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Board of Directors.

96.	Any dividend or distribution may be paid by wire transfer of immediately available funds, or by cheque or warrant sent through the post to the registered address of the member or person entitled thereto or in the case of joint holders, to any one of such joint holders at his registered address or to such person and such address as the member or person entitled or such joint holders, as the case may be, may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to the order of such other persons as the member or such joint holders, as the case may be, may direct.

97.	The Directors when paying dividends to the members in accordance with the foregoing provisions may make such payment either in cash or in specie.

98.	a)	The Company in general meeting may upon the recommendation of the Board of Directors resolve that it is desirable to capitalize any part of the amount for the time being standing to the credit of any of the Company’s share premium or reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free for distribution among the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed, credited as fully paid up, to and amongst such members in the proportion as aforesaid, or partly in one way and partly in the other, and the Board of Directors shall give effect to such resolution.

b)	Whenever such a resolution as aforesaid shall have been passed the Board of Directors shall make all appropriations and applications of the undivided profits resolved to be capitalized thereby, or the Company’s share premium or reserve accounts and all allotments and issues of fully-paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Board of Directors to make such provisions by the issue of fractional shares or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorize any person to enter on behalf of all the members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalization, or (as the case may require) for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalized, or the Company’s share premium or reserve accounts, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

99.	No dividend shall bear interest against the Company.

ACCOUNTS

100.	The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Board of Directors of the Company.

101.	The books of account shall be kept at the registered office of the Company, or at such other place or places as the Board of Directors think fit, and shall always be open to inspection by the Directors.

102.	The Board of Directors shall from time to time determine whether and to what extent and at what time and places and under what conditions or articles the accounts and books of the Company or any of them shall be open to the inspection of members not being Directors, and no member (not being a Director) shall have any right of inspection of any account or book or document of the Company except as conferred by Law or authorized by the Board of Directors or by resolution of the members.

AUDIT

103.	The accounts relating to the Company’s affairs shall be audited in such manner as may be determined from time to time by resolution of the members or failing any such determination, by the Board of Directors or a committee appointed by the Board of Directors, or failing any determination as aforesaid shall not be audited.

THE SEAL

104.	The seal of the Company shall not be affixed to any instrument except by the authority of a Resolution of the Board of Directors, and in the presence of such person or persons as the Board of Directors may appoint for the purpose; and that person or persons as aforesaid shall sign every instrument to which the seal is so affixed in his or their presence. Provided always that the said authority may be given prior to or after the affixing of the seal and if given after may be in general form confirming a number of affixings of the seal. Notwithstanding the provisions hereof, the seal may be affixed to any returns filed under the Law without the authority of a Resolution of the Board of Directors in the presence of the Secretary or an Assistant Secretary.

105.	The Company shall maintain a facsimile of its seal in such countries or places as the Board of Directors shall appoint and such facsimile seal shall not be affixed to any instrument except by the authority of the Board of Directors and in the presence of such person or persons as the Board of Directors shall for this purpose appoint and such person or persons as aforesaid shall sign every instrument to which the facsimile seal is so affixed in their presence and such affixing of the facsimile seal and signing as aforesaid shall have the same meaning and effect as if the seal had been affixed in the presence of and the instrument signed by such person or persons as the Board of Directors may appoint for the purpose.

106.	Notwithstanding the foregoing, the secretary or any assistant secretary shall have the authority to affix the seal or the facsimile seal, to any instrument for the purpose of attesting authenticity of the matter contained therein but which does not create any obligation binding the Company.

POWER OF ATTORNEY

107.	The Board of Directors may from time to time and at any time by revocable or irrevocable Power of Attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Board of Directors, to be the Attorney or Attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board of Directors under these articles) and for such period and subject to such conditions as they may think fit, and any such Power of Attorney may contain such provisions for the protection and convenience of persons dealing with any such Attorney as the Board of Directors may think fit and may also authorize any such Attorney to delegate all or any of the powers, authorities and discretion vested in him.

NOTICES

108.	Notices shall be in writing and may be given by the Company to any member either personally or by sending it by post, telex or telecopy to him or to his address as shown in the Register of members, such notice, if mailed, to be forwarded airmail if the address be outside the Cayman Islands.

109.	a)	Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and to have been effected at the expiration of five Business Days after the letter containing the same is posted as aforesaid

b)	Where a notice is sent by telex or telecopy, service of the notice shall be deemed to be effected by properly addressing and sending such notice through a transmitting organisation and to have been effected on the day the same is sent as aforesaid.

110.	If a member has no registered address in the Cayman Islands and has not supplied to the Company an address for the giving of notices to him, a notice addressed to him and advertised in a newspaper circulating in the Cayman Islands shall be deemed to be duly given to him at noon on the day following the day on which the newspaper is circulated and the advertisement appeared therein.

111.	A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder named first in the register of members in respect of the share.

112.	A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid envelope addressed to them by name, or by the title of the representative of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, within the Cayman Islands supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

113.	Notice of every general meeting shall be given in any manner hereinbefore authorized to:

(a)	every member entitled to receive notice of the meeting except those members who (having no registered address in the Cayman Islands) have not supplied to the Company an address for the giving of notices to them; and

(b)	every person entitled to a share in consequence of a death or bankruptcy of a member, who, but for his death or bankruptcy would be entitled to receive notice of the meeting;

(c)	each Director of the Company.

No other persons shall be entitled to receive notices of general meetings.

NON RECOGNITION OF TRUST

114.	No person shall be recognized by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any of its shares or any other rights in respect thereof except an absolute right to the entirety thereof in each member registered in the Company’s register of members.

ALTERATION OF ARTICLES

115.	The Company may from time to time alter or add to these articles by passing and registering a special resolution in the manner prescribed by the Law.

WINDING UP

116.	If the Company shall be wound up the liquidator may, with the sanction of an ordinary resolution of the members, divide amongst the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of the property of the same kind or not) and may, for such purpose set such value as the liquidator deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of such like sanction, shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

JURISDICTION AND VENUE FOR LITIGATION

117.	All rights and obligations as between the Company, its members, Directors, alternate Directors, officers, agents, managers, employees or trustees or any of them shall be governed by and construed solely in accordance with the Laws of the Cayman Islands without giving effect to principles of choice or conflict of law and any cause of action between any of the parties aforesaid shall be subject to the sole jurisdiction and venue of the Courts of the Cayman Islands.

REGISTRATION BY WAY OF CONTINUATION

118.	The Company may by special resolution resolve to be registered by way of continuation in a jurisdiction outside of the Cayman Islands or such jurisdiction in which it is for the time being registered; in furtherance of any such resolution the Board of Directors may cause an application to be made to such government authority as may be necessary to deregister the Company in the jurisdiction in which it is for the time being incorporated, registered, or existing, and may cause all such further steps as the board of Directors consider appropriate to be taken to effect and transfer the Company by way of continuation

DISCLOSURE

119.	The Directors, or any authorised service providers (including the Officers, the Secretary and the registered office agent of the Company) shall be entitled to disclose to any regulatory or judicial authority, or to any stock exchange on which the shares or any class or series may from time to time be listed, any information regarding the affairs of the Company including, without limitation, information contained in the Register and books of the Company.